EXHIBIT 99

Name:  MHR Advisors LLC

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019

Designated Filer:   Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:   Medical Nutrition USA Inc. (MDNU)

Date of Event
    Requiring Statement:   07/31/2006

Signature:        MHR Advisors LLC

                  By:    /s/ Hal Goldstein
                         ------------------
                  Name:  Hal Goldstein
                  Title:  Vice President


Name:  MHR Capital Partners Master Account LP

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019

Designated Filer:   Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:   Medical Nutrition USA Inc. (MDNU)

Date of Event
    Requiring Statement:  07/31/2006

Signature:        MHR CAPITAL PARTNERS MASTER ACCOUNT LP

                  By:    MHR Advisors LLC,
                         as General Partner

                         By:   /s/ Hal Goldstein
                               -----------------
                         Name:  Hal Goldstein
                         Title:  Vice President